As filed with the Securities and Exchange Commission on February 23, 2011.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

AMENDMENT NO. 1 TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GREEN POWER ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Av Brig. Faria Lima 1485-19 Andar Brasilinvest Plaza CEP 01452-002 Sao Paulo Brazil	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Ordinary Share and one Ordinary Share Purchase Warrant	NYSE Amex

Ordinary Shares, $.0001 par value	NYSE Amex

Ordinary Share Purchase Warrants	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-146916
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None.
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and ordinary share purchase warrants of Green Power Enterprises, Inc. (the “Company”).  The description of the units, ordinary shares and ordinary share purchase warrants contained under the heading “Description of Securities” in the registration statement on Form S-1 initially filed with the Securities and Exchange Commission on October 25, 2007, as amended from time to time (File No. 333-146916) (the “Registration Statement”) to which this Amendment No. 1 to Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

*3.1	Memorandum and Articles of Association
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Unit Purchase Option to be granted to Representative
*4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*
Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on October 25, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREEN POWER ENTERPRISES, INC.

Date: February 23, 2011	By: /s/ Fernando Garnero Fernando Garnero President